EXHIBIT 10.4

Confidential Execution Version

STOCKHOLDERS AGREEMENT

among

LAREDO OIL, INC., a Delaware corporation

ALLEGHANY CAPITAL CORPORATION, a Delaware corporation

and

STRANDED OIL RESOURCES CORPORATION, a Delaware corporation

___________________________

Dated as of June 14, 2011
___________________________

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STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is dated as of June 14, 2011, and is among LAREDO OIL, INC., a Delaware corporation (the “Laredo”), ALLEGHANY CAPITAL CORPORATION, a Delaware corporation (“Alleghany”), and STRANDED OIL RESOURCES CORPORATION, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, concurrently herewith, the Company and Laredo are entering into a certain License Agreement dated of even date herewith (“Laredo License”) pursuant to which the Company will obtain from Laredo an exclusive license to use and exploit the Laredo Intellectual Property (as defined therein) under the terms and conditions set forth in such Laredo License;

WHEREAS, concurrently herewith, Laredo and Mark See, an individual (“MS”), are entering into a certain License Agreement of even date herewith pursuant to which MS grants to Laredo an exclusive license to use the “Licensed Intellectual Property” defined therein solely for the purpose of including such “Licensed Intellectual Property” in the Licensed Intellectual Property which is the subject of the license granted to the Company hereunder.  MS is the President, Chief Executive Officer and Director of Laredo and owns and controls a majority of the issued and outstanding capital stock of Laredo;

WHEREAS, concurrently herewith Laredo and the Company are entering into a certain Management Services Agreement of even date herewith (“Management Services Agreement”);

WHEREAS, concurrently herewith, Laredo and the Company are executing and delivering a certain Additional Interests Grant Agreement of even date herewith;

WHEREAS, concurrently herewith, the Company and Alleghany are executing and delivering a certain Funding Agreement of even date herewith; and

WHEREAS, the parties agree that this Agreement shall not become effective unless and until the Royalty (as defined in the Laredo License) is converted into shares of the Company’s common stock (the “Common Stock”) in accordance with Section 3.4 of the Laredo License and, upon effectiveness, this Agreement shall govern Laredo’s rights and obligations with respect to the registration and transfer of its shares of Common Stock and certain other matters among the parties as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

AGREEMENT

1.           Defined Terms.

“Affiliate” means as of the date of determination any Person that, directly or indirectly, through one or more intermediaries, is (and for so long as it is) controlled by, controls or is under common control with Laredo, Alleghany or the Company, as the case may be.  The term “control” (including the terms controlling, controlled by and under common control with) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.

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“Agreement” has the meaning set forth in the preamble.

“Alleghany” has the meaning set forth in the preamble.

“assign” and “assignment” have the meaning set forth in Section 7.5.

“Common Stock” shall have the meaning set forth in the sixth recital.

“Company” has the meaning set forth in the preamble.

“Company Securities” means any shares of capital stock of the Company.

“Co-Sale Pro Rata Share” shall mean the ratio that (i) the sum of the number of shares of Common Stock then held by Laredo bears to (ii) the sum of the total number of shares of Common Stock then held by Laredo and Alleghany.

“Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Effective Date” has the meaning set forth in Section 6.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“Force Majeure Event(s)” has the meaning set forth in Section 7.4.

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“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Laredo” has the meaning set forth in the preamble.

“Laredo License” has the meaning set forth in the first recital.

“MS” has the meaning set forth in the second recital.

“Management Services Agreement” has the meaning set forth in the third recital.

“Notice” has the meaning set forth in Section 3.2(a).

“Person” or “person” means any individual, sole proprietorship, corporation, limited liability company, general partnership, limited partnership, limited liability partnership, trust, association, fund, firm or other entity.

“Proposed Sale” has the meaning set forth in Section 4.2.

“Registrable Securities” means the Common Stock issued to Laredo pursuant to Section 3.4 of the Laredo License.

“Restated Certificate” means the Certificate of Incorporation of the Company, as amended from time to time.

“Royalty” shall have the meaning set forth in the Laredo License

“Sale of the Company” with respect to the Company means any of the following transactions:

(a)	a merger or consolidation involving Company where the surviving entity is not the Company; or

(b)
a merger or consolidation involving the Company where the Company is the surviving entity and immediately following the consummation of such merger or consolidation more than fifty percent (50%) of the Company’s issued and outstanding capital stock (determined on an as-converted basis) is owned, directly or indirectly, by a Person who or which was not an Affiliate of the Company immediately prior to such merger or consolidation; or

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(c)
the sale, lease, transfer or other disposition of all or substantially all of the assets of the Company to a Person who or which is not an Affiliate of the Company, in one transaction or a series of transactions; or

(d)	a Stock Sale.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for Laredo, except for the fees and disbursements of Laredo’s counsel borne and paid by the Company as provided in Section 2.5.

“Stock Sale” means the acquisition, directly or indirectly, in one transaction or a series of transactions, by a Person who or which is not an Affiliate of the Company, of more than fifty percent (50%) of the Company’s issued and outstanding capital stock (determined on an as-converted basis).

“Stockholder Representative” has the meaning set forth in Section 4.1(f).

Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meanings specified in the Laredo License.

2.           Registration Rights.  The Company covenants and agrees as follows:

2.1           Registration.

(a)           Demand Registration.

(i)           If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Laredo that the Company file a Form S-1 registration statement or Form S-3 registration statement (if the Company is eligible to use such registration statement) with respect to at least forty percent (40%) of the Registrable Securities then outstanding, then the Company shall as soon as practicable, and in any event within sixty (60) days after the date such request is given by Laredo, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that Laredo requested to be registered; provided that, the Company shall not be obligated to effect more than one such demand registration pursuant to this Section 2.1(a).

(ii)           Notwithstanding the foregoing obligations, if the Company furnishes to Laredo a certificate signed by the Company’s board of directors stating that in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders for a registration statement pursuant to Section 2.1(a)(i) to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act then the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred twenty (120) days after Laredo’s request is given; provided, however, that the Company may not invoke this right more than twice in any twelve (12) month period.

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(b)           Company Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than Laredo) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give Laredo notice of such registration.  Upon the request of Laredo given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 2.3, cause to be registered all of the Registrable Securities that Laredo has requested to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.1 before the effective date of such registration, whether or not Laredo has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.5.

2.2           Underwriting Requirements.

(a)           If, pursuant to Section 2.1(a), Laredo intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 2.1(a).  The underwriter(s) will be selected by the Company.  Laredo shall (together with the Company as provided in Section 2.3(e) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting.

(b)           In connection with any offering involving an underwriting of Common Stock pursuant to Section 2.1, the Company shall not be required to include any Registrable Securities in such underwriting unless Laredo accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

2.3           Obligations of the Company.  In connection with the registration of any Registrable Securities pursuant to this Section 2, the Company shall, as expeditiously as reasonably possible, but subject to its right to termination or withdraw a registration under Section 2.1:

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(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon Laredo’s request, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that such one hundred twenty (120) day period shall be extended for a period of time equal to the period Laredo refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any Registrable Shares included in such registration;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to Laredo such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as Laredo may reasonably request in order to facilitate its disposition of its Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by Laredo; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)           in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           promptly make available for inspection by Laredo, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter(s) or selected by Laredo, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by Laredo or any such underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

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(i)           notify Laredo, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)           after such registration statement becomes effective, notify Laredo of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.4           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities that Laredo shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Registrable Securities.

2.5           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $50,000, of one counsel for Laredo, shall be borne and paid by the Company.  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by Laredo pro rata on the basis of the number of Registrable Securities registered on its behalf.

2.6           Delay of Registration.  Notwithstanding any other provision herein to the contrary, Laredo shall not have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

2.7           Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless Laredo, and the partners, members, officers, directors, and stockholders of Laredo; legal counsel and accountants for Laredo; any underwriter (as defined in the Securities Act) for Laredo; and each Person, if any, who controls Laredo or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to Laredo or any such, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Laredo or any such, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

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(b)           To the extent permitted by law, Laredo will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of Laredo expressly for use in connection with such registration; and Laredo will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of Laredo, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by Laredo by way of indemnity or contribution under Sections 2.7(b) and 2.7(d) exceed the proceeds from the offering received by Laredo (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by Laredo.

(c)           Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, give the indemnifying party notice of the commencement thereof.  The indemnifying party shall have the right to participate in such action and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party.  The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action.  The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.7, then, and in each such case, such party will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) Laredo will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by Laredo pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall Laredo’s liability pursuant to this Section 2.7(d), when combined with the amounts paid or payable by Laredo pursuant to Section 2.7(b), exceed the proceeds from the offering received by Laredo (net of any Selling Expenses paid by Laredo), except in the case of willful misconduct or fraud by Laredo.

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(e)           Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Laredo under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.8           Reports Under Exchange Act.  With a view to making available to Laredo the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit Laredo to sell securities of the Company to the public without registration, the Company shall:

(a)           make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b)           use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c)           furnish to Laredo, so long as Laredo owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and (ii) such other information as may be reasonably requested in availing Laredo of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act).

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2.9           “Market Stand-off” Agreement.  Laredo hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other equity securities under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days in the case of an IPO, or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by Laredo or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.9 shall not apply (A) to the sale by Laredo of any shares to an underwriter pursuant to an underwriting agreement or (B) unless all other principal stockholders of the Company are bound by substantially similar provisions.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.9 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  Laredo further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.9 or that are necessary to give further effect thereto.

2.10           Termination of Registration Rights.  The right of Laredo to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall terminate upon such time as SEC Rule 144 or another similar exemption under the Securities Act is available for the sale of all Registrable Securities without limitation during a three-month period without registration.

3.           Transfer.

3.1           Transfer Restriction.

(a)           Except as otherwise provided in Section 3.2, Laredo shall not sell, transfer, pledge, or otherwise dispose of (collectively, “Transfer”) any Registrable Securities and any other Company Securities it acquires and beneficially owns after the Effective Date, without the express prior written consent of Alleghany, which Alleghany may withhold in its sole discretion.

(b)           The Company shall not: (i) permit any transfer on its books of any Registrable Securities or other Company Securities which shall have been Transferred in violation of any of the provisions set forth in this Agreement or (ii) treat as the owner of such Registrable Securities or other Company Securities, or accord the right to vote as an owner or pay dividends to any transferee to whom such Registrable Securities or other Company Securities shall have been Transferred in violation of any of the provisions set forth in this Agreement.

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3.2           Co-Sale Right.

(a)           In the event that Alleghany proposes to sell any of its shares of Common Stock, it shall promptly give Laredo a written notice (the “Notice”) of the price, terms and conditions of the proposed sale, including the identity of the proposed purchaser of such Common Stock and a copy of any written proposal, term sheet, letter of intent or other agreement relating to the proposed sale.  Laredo shall have the right, exercisable within fifteen (15) days from the date of the Notice, to sell to the proposed purchaser or purchasers, upon the same terms and conditions offered to Alleghany, up to the Co-Sale Pro Rata Share of the Common Stock proposed to be sold.  To the extent Laredo exercises such co-sale right in accordance with the terms and conditions of this Section 3, the number of shares of Common Stock that Alleghany may sell pursuant to the Notice shall be correspondingly reduced.

(b)           Any sale made pursuant to this Section 3 shall be consummated within ninety (90) days of the end of the Notice Period and shall be conditioned upon the agreement of the proposed purchaser or purchasers that such proposed purchaser or purchasers will purchase from Laredo, its Co-Sale Pro Rata Share of the Common Stock proposed to be sold.

(c)           Laredo shall effect its participation in the sale by delivering to Alleghany for transfer to the prospective purchaser, no later than fifteen (15) days after Laredo’s exercise of its rights under this Section 3, one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock that Laredo elects to sell.  The stock certificate or certificates that Laredo delivers to Alleghany shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Notice, and Alleghany shall concurrently cause the prospective purchaser to remit to Laredo that portion of the sale proceeds to which Laredo is entitled by reason of its participation in such sale.  In the event that Laredo fails to deliver such certificate(s) to Alleghany within fifteen (15) days of its exercise of its co-sale right under this Section 3, Laredo shall be deemed to have forfeited its co-sale right with respect to the proposed sale.

4.           Drag-Along Right.

4.1           Actions to be Taken.  In the event that Alleghany approves a Sale of the Company in writing, specifying that this Section 4 shall apply to such transaction, then Laredo and the Company hereby agree:

(a)           if such transaction requires stockholder approval, with respect to all Company Securities that Laredo owns or over which Laredo otherwise exercises voting power, to vote (in person, by proxy or by action by written consent, as applicable) all such Company Securities in favor of, and adopt, such Sale of the Company (together with any related amendment to the Restated Certificate required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that could reasonable be expected to delay or impair the ability of the Company to consummate such Sale of the Company.

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(b)           if such transaction is a Stock Sale, to sell the same proportion of Company Securities beneficially held by Laredo as is being sold by Alleghany to the Person to whom Alleghany proposes to sell its Company Securities and, except as permitted in Section 4.2 below, on the same terms and conditions as the Selling Investors.

(c)           to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or Alleghany in order to carry out the terms and provision of this Section 4, including without limitation executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances) and any similar or related documents;

(d)           not to deposit, and to cause its Affiliates not to deposit, except as provided in this Agreement, any Company Securities owned by such party or Affiliate in a voting trust or subject any such Company Securities to any arrangement with respect to the voting of such Company Securities, unless specifically requested to do so by the acquiror in connection with the Sale of the Company;

(e)           to refrain from exercising any dissenters’’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(f)           in the event that Alleghany, in connection with such Sale of the Company, appoints a stockholder representative (the “Stockholder Representative”) with respect to matters affecting the stockholders of the Company under the applicable definitive transaction agreements following consummation of such Sale of the Company, (x) to consent to (i) the appointment of such Stockholder Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of Laredo’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Stockholder Representative in connection with such Stockholder Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the stockholders of the Company, and (y) not stockholders of the Company with respect to any action or inaction taken or failed to be taken by the Stockholder Representative in connection with its service as the Stockholder Representative, absent fraud or willful misconduct;

4.2           Exceptions.  Notwithstanding the foregoing, neither Alleghany nor Laredo will be required to comply with Section 4.1 above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless:

(a)           Upon consummation of the Proposed Sale, each holder of each class or series of Company Securities will receive the same form and the same amount per share of consideration for their shares of such class or series as is received by other holders in respect of their shares of such same class or series of Company Securities; and

(b)           Subject to clause (a) above, requiring the same form of consideration to be available to the holders of any single class or series of Company Securities, if any holders of any Company Securities are given an option as to the form and amount of consideration to be received as a result of the Proposed Sale, all holders of such Company Securities will be given the same option; provided, however, that nothing in this Section 4.2(b) shall entitle any holder to receive any form of consideration that such holder would be ineligible to receive as a result of such holder’s failure to satisfy any condition, requirement or limitation that is generally applicable to the Company’s stockholders.

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5.           Remedies.

5.1           Irrevocable Proxy and Power of Attorney.  Laredo hereby constitutes and appoints as its proxy and hereby grants a power of attorney to any Person designated by Alleghany with respect to votes regarding any Sale of the Company pursuant to Section 4 hereof, and hereby authorizes such designee to represent and to vote, if, and only if Laredo (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of its Company Securities in favor of approval of any Sale of the Company pursuant to and in accordance with the terms and provisions of Section 4 or to take any action necessary to effect Section 4.  Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and Alleghany in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Section 6 hereof.  Laredo hereto hereby revokes any and all previous proxies or powers of attorney with respect to its Company Securities and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 6 hereof, purport to grant any other proxy or power of attorney with respect to its Company Securities, deposit any of its Company Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of its Company Securities, in each case, with respect to any of the matters set forth herein.

5.2           Specific Enforcement.  Each party acknowledges and agrees that each party hereto will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the parties in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each party shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

5.3           Remedies Cumulative.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.           Term and Termination.

6.1           Term and Termination.  This Agreement shall not become effective unless and until the Royalty is converted into Common Stock in accordance with Section 3.4 of the Laredo License (the date that such effectiveness commences, the “Effective Date”), and shall continue in effect until and shall terminate upon the earlier to occur of (a) the consummation of a Sale of the Company and distribution of proceeds to or escrow for the benefit of the stockholders of the Company, provided that the provisions of Section 4 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 4 with respect to such Sale of the Company; or (b) termination of this Agreement by written consent of Alleghany and Laredo.

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6.2           Termination of Transfer Restriction, Co-Sale Right and Drag-Along Right.  The Transfer restriction pursuant to Section 3.1 with respect to Registrable Securities and other Company Securities held by Laredo, Laredo’s co-sale right pursuant to Section 3.2 and Alleghany’s drag-along right pursuant to Section 4 shall each terminate upon the closing of the IPO.  For the avoidance of doubt:

(a)           Laredo’s right to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2.1 shall continue after the closing of the IPO and until such right terminates pursuant to Section 2.10; and

(b)           At any time following the 180th day after consummation of an IPO or any longer period agreed to by Laredo pursuant to Section 2.9 of this Agreement, Laredo shall have the right, exercisable in its sole and absolute discretion, to distribute all or a portion of its shares of the common stock of the Company to the shareholders of Laredo, at Laredo’s sole cost and expense, without any need to obtain the consent of the Company or Alleghany.  In the event of any such distribution by Laredo, the Company shall provide reasonable support, at Laredo’s sole cost and expense, in order to facilitate such distribution; provided, however, that the foregoing obligation of the Company to provide reasonable support, at Laredo’s cost and expense, shall not include any requirement on the part of the Company that it prepare and file a registration statement under the Securities Act unless the Company is eligible to use Form S-3 (or its successor form), and any such registration utilizing Form S-3 shall be at Laredo’s sole costs and expense.  Such right of registration utilizing Form S-3 for these purposes shall be in addition to the Laredo’s right to demand a registration pursuant to Section 2.1(a) of this Agreement.

7.           Miscellaneous.

7.1           Changes in Stock.                                If, from time to time during the term of this Agreement:  (a) there is a dividend of any security, stock split or other change in the character or amount of any of the outstanding Company Securities, or (b) there is any consolidation or merger immediately following which the stockholders of the Company hold more than 50% of the voting equity securities of the surviving corporation, then, in such event, any and all new, substituted or additional securities or other property to which Laredo is entitled by reason of its ownership of Company Securities shall be immediately subject to the provisions of this Agreement and be included in the meaning of the terms “Registrable Securities” and “Company Securities” for all purposes of this Agreement with the same force and effect as the Registrable Securities and Company Securities presently subject to this Agreement.

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7.2           Legends.                      All certificates of Laredo representing (a) any Registrable Securities or other Company Securities, and (b) any other securities issued in respect of the securities referenced in clauses (a), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.  SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.”

At any time at which any Registrable Securities or other Company Securities held by Laredo are no longer subject to this Agreement, Laredo may surrender such certificate to the Company for removal of such legend, and the Company shall duly issue a new certificate in replacement thereof without such legend

7.3              Governing Law.  This Agreement shall be governed by, and construed and interpreted, in accordance with the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

7.4              Force Majeure.  No party shall be held responsible for any delay or failure in performance under this Agreement to the extent caused by strikes, embargoes, unexpected governmental and/or regulatory requirements (including, without limitation, moratoriums), court, administrative or governmental orders or decrees (including, without limitation, injunctions and/or cease and desist orders), civil or military authorities, acts of God, earthquake, or by the public enemy, or other causes reasonably beyond such party’s control and without such party’s fault or negligence (“Force Majeure Event(s)”).  The affected party shall notify each unaffected party as soon as reasonably possible of the existence of such Force Majeure Event.  Any time period for the performance by the affected party of any duties and obligations under this Agreement, and any time period for the satisfaction or accomplishment of any condition, event, milestone or deadline, shall be extended for a period of time equal to the duration of the Force Majeure Event(s).  In addition, the affected party shall be excused from the performance of its obligations hereunder to the extent such performance is prevented or impeded by any such Force Majeure Event(s) for the duration of such Force Majeure Event(s).

7.5              Assignment.  Notwithstanding anything to the contrary in this Agreement, Laredo shall not, directly or indirectly, either voluntarily or involuntarily, by merger, operation of law or otherwise, assign, or suffer or permit an assignment of, its rights or obligations under or its interests in this Agreement, without the express prior written consent of Alleghany, which Alleghany may withhold in its sole and absolute discretion.  Any purported assignment by Laredo without the express prior written consent of Alleghany shall be null and void.  For the purposes of this Section 7.5, the terms “assign” and “assignment” shall be deemed to include, without limitation, a Change of Control or the voluntary or involuntary dissolution or liquidation of Laredo.  Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns.

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7.6              Notices.  Any notice, report, communication or consent required or permitted by this Agreement shall be in writing and shall be sent (a) by prepaid registered or certified mail, return receipt requested, (b) by overnight express delivery service by an internationally recognized courier, for next business day delivery, or (c) via confirmed facsimile or telecopy, followed within fourteen (14) days by a copy mailed in the preceding manner, addressed to the other party at the address shown below or at such other address for which such party gives notice hereunder.  Such notice will be deemed to have been given when actually delivered or, if delivery is not accomplished by some fault of the addressee, when tendered.

If to Laredo:

Laredo Oil, Inc.
111 Congress Avenue, Suite 400
Austin, Texas 78701
Facsimile:  817.753.2091
Attention:  Mark See, Chief Executive Officer

  With a copy to:

James L. Rice III, Esq.

Akin Gump Strauss Hauer & Feld LLP

1111 Louisiana Street, 44th Floor

Houston, Texas  77002-5200

Facsimile: 713.236.0822

If to the Company:

Stranded Oil Resources Corporation
c/o Alleghany Capital Corporation
7 Times Square Tower, 17th Floor
New York, NY  10036
Facsimile:  212.759.8149
Attention:  Mr. David Van Geyzel

  With a copy to:

Alleghany Corporation
7 Times Square Tower, 17th Floor
New York, NY  10036
Facsimile:  212.759.3295
Attention:  Christopher K. Dalrymple, Vice President and General Counsel

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If to Alleghany:

Alleghany Capital Corporation
7 Times Square Tower, 17th Floor
New York, NY  10036
Facsimile:  212.759.8149
Attention:  Mr. David Van Geyzel

  With a copy to:

Alleghany Corporation
7 Times Square Tower, 17th Floor
New York, NY  10036
Facsimile:  212.759.3295
Attention:  Christopher K. Dalrymple, Vice President and General Counsel

7.7              Modification; Waiver.  This Agreement may not be altered, amended or modified in any way except by a writing signed by the parties hereto.  The failure of a party to enforce any rights or provisions of this Agreement shall not be construed to be a waiver of such rights or provisions, or a waiver by such party to thereafter enforce such rights or provision or any other rights or provisions hereunder.  No waiver shall be effective unless made in writing and signed by the waiving parties.

7.8              Construction.  The parties hereto have jointly participated in the negotiations and drafting of this Agreement.  In the event any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no rule of construction, presumption or burden of proof shall arise favoring one party or another concerning the interpretation of ambiguous provisions or otherwise by virtue of one party’s presumed authorship of this Agreement or any provision hereof.

7.9              Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be void, invalid or unenforceable, the same shall be reformed to comply with applicable law or stricken if not so conformable, so as not to affect the validity or enforceability of this Agreement; provided that if such reformation or striking would materially change the economic benefit of this Agreement to the parties hereto, such provision shall be modified in accordance with this Section 7.9 to obtain a legal, valid and enforceable provision and provide an economic benefit to the parties hereto that most nearly effects the parties’ intent in entering into this Agreement.

7.10              Entire Agreement.  The parties hereto acknowledge that this Agreement, together with the exhibits attached hereto, sets forth the entire agreement and understanding of the parties as to the subject matter hereof, and supersedes all prior and contemporaneous discussions, agreements and writings in respect hereto.

7.11              Headings.  The section and paragraph headings contained in this Agreement are for the purposes of convenience only, and are not intended to define or limit the contents of the sections or paragraphs to which such headings apply.

7.12              Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding on all parties hereto.

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[Signature Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized representatives as of date first above written.

LAREDO LAREDO OIL, INC., a Delaware corporation By: ______________________ Name: ___________________ Title: ____________________	COMPANY STRANDED OIL RESOURCES CORPORATION, a Delaware corporation By: ______________________ Name: ___________________ Title: ____________________

ALLEGHANY

ALLEGHANY CAPITAL CORPORATION, a Delaware Corporation

By:  _________________________

Name:  _______________________

Title:  _______________________

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